UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 1, 2010

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania (Address of principal executive offices)		19612-4662
(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2010, the Carpenter Technology Corporation Change in Control Severance Plan (the “Plan”) was amended and restated. The amendment and restatement of the Plan was recommended by the Human Resources Committee of the Board of Directors of Carpenter Technology Corporation (the “Company”) and was approved by the Company’s Board of Directors.

The amended and restated Plan is intended to formalize, and maintain consistency in, the Company’s approach to change in control benefits provided to Company executives. The Company currently provides change in control benefits to executives through both individual change in control agreements and the Plan in its current form. By adopting the amended and restated Plan, the Company seeks to move towards a solely plan-based approach and to eliminate individual change in control agreements. Additionally, the amended and restated Plan (i) limits, effective September 1, 2013, the class of employees eligible to participate in the Plan to ensure that future participation is restricted solely to certain executive positions of the Company and (ii) modifies the benefits currently provided to executives to more closely align an individual executive’s entitlement under the Plan to his or her respective position within the Company. All executives who currently have individual change in control agreements will be transitioned over to the amended and restated Plan upon the expiration of their individual agreements during 2013.

The amended and restated Plan provides for certain payments and benefits to a covered executive whose employment with the Company ceases during the two-year period following a change in control of the Company due to (i) a termination without “cause” or (ii) a resignation for “good reason.” In such circumstances, an Associate Vice President or Vice President level employee of the Company would receive: (i) one times his or her annual base salary and (ii) continuation of medical and prescription benefits for 12 months. A Senior or Executive Vice President would receive: (i) two times his or her annual base salary and (ii) continuation of medical and prescription benefits for 24 months. The President and Chief Executive Officer of the Company would receive: (i) three times his or her annual base salary and (ii) continuation of medical and prescription benefits for 36 months. Each terminated covered executive would also receive: (i) one times his or her target annual bonus and (ii) outplacement services for 12 months.

The foregoing summary of the material elements of the Plan is subject in all respects to the more detailed terms and provisions set forth in the Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated Carpenter Technology Corporation Change in Control Severance Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

Date: September 1, 2010	By	/S/ K. DOUGLAS RALPH
K. Douglas Ralph
Senior Vice President – Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Carpenter Technology Corporation Change in Control Severance Plan